UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                            -------------------------


       Date of Report (Date of earliest event reported): April 2, 2003


                              ADZONE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-28717                   88-0420405
(State or other Jurisdiction       (Commission File            IRS Employer
   of Incorporation)                    Number)              Identification No.)


              4062-80 Grumman Boulevard, Calverton, New York 11933 (Address of principal executive offices, including zip code)


                                 (631) 369-1100
                         (Registrant's telephone number)

ITEM 5. OTHER EVENTS.

On April 2, 2003 the board of directors of AdZone Research, Inc. passed a resolution to reserve the bulk of the stock within the recent amendment to the S-8. The Board feels that there has been some misconceptions regarding the purpose and immediate market dilution from the shares in this S-8 amendment. The Board therefore has resolved to reserve 6 million of the 7.5 million shares within this S-8 amendment for the possible future compensation to officers, directors and employees later in the year if the anticipated significant revenue increases are realized.

The Board of Directors also has resolved it may with no further notice and at its discretion make application for a CUSIP change to the companies stock. The Board feels that this may be in the best interest of shareholders to immediately remedy any naked short positions in the companies stock which may be damaging the share price.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 3, 2003                  ADZONE RESEARCH, INC.


                                        By: /s/ CHARLES CARDONA
                                           -----------------------
                                           Charles Cardona
                                           President, Chief Executive Officer